Exhibit 10.1
As amended through
March 27, 2009
TIME WARNER INC.
1999 STOCK PLAN
1.   PURPOSES OF THE PLAN.
     The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company or its Affiliates in order to attract and retain such people, to motivate them to work for the benefit of the Company or an Affiliate, and to provide an additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options and awards of Stock Purchase Rights and Restricted Stock Units.
2.   DEFINITIONS.
     Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Time Warner Inc. 1999 Stock Plan, have the following meanings:
Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate, with respect to ISOs, means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect, and, with respect to Non-Qualified Options, means any corporation, company or other entity whose financial results are consolidated with those of the Company in accordance with U.S. generally accepted accounting principles, all as determined by the Administrator.

Board of Directors means the Board of Directors of the Company.

Change in Control means either a Corporate Change in Control or a Transactional Change in Control.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the Compensation Committee of the Board of Directors, or its successor, or such other committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan or a subcommittee of the Compensation Committee established by the Compensation Committee.

Common Stock means shares of the Company’s common stock, $.01 par value per share.

Company means (i) with respect to the periods prior to January 11, 2001, America Online, Inc., a Delaware corporation and (ii) with respect to periods on and after January 11, 2001, Time Warner Inc., a Delaware corporation named AOL Time Warner Inc. prior to October 16, 2003.

Corporate Change in Control means the happening of any of the following events:
(1)	the acquisition by any individual, entity or group (an “Entity”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was itself acquired directly from the Company), (B) any acquisition by the Company, or (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company; or

(2)	a change in the composition of the Board of Directors since October 28, 1999, such that the individuals who, as of such date, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to October 28, 1999 whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or Entity other than the Board shall not be deemed a member of the Incumbent Board.
Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Fair Market Value of a Share of Common Stock means: (a) on and after October 1, 2008, the closing sale price of the Shares on the New York Stock Exchange Composite Tape, or, if the Shares are not listed or admitted on any national securities exchange, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the New York Stock Exchange Composite Tape or quoted on the

NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith, and (b) prior to October 1, 2008:
(1)	If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the average of the high and low sales prices of a share of the Common Stock on the New York Stock Exchange or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date;

(2)	If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(3)	If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.
Involuntary Employment Action shall mean any change in the terms and conditions of the Participant’s employment with the Company or any successor, without cause (as defined herein), to such extent that:
(1)	the Participant shall fail to be vested with power, authority and resources analogous to the Participant’s title and/or office prior to the Change in Control, or

(2)	the Participant shall lose any significant duties or responsibilities attending such office, or

(3)	there shall occur a reduction in the Participant’s base compensation, or

(4)	the Participant’s employment with the Company, or its successor, is terminated without cause (as defined herein).
ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options, Stock Purchase Rights or Restricted Stock Units under the Plan; provided however, that Key Employee shall not include any person who: (i) is not on the payroll of the Company or an Affiliate as a full-time or part-time employee or (ii) directly or indirectly provides services to the Company or an Affiliate pursuant to a contractual or other arrangement, written or otherwise between the Company or an Affiliate and either that person or a third party, which does not designate such person as an employee (regardless of whether a government agency, court or other entity subsequently determines that such person is an employee of the Company or an Affiliate for purposes of employment taxes or for any other purpose). Anything in the prior sentence to the contrary notwithstanding, a person who is providing services pursuant to a contractual or other arrangement may be eligible for participation in the Plan as a consultant who is designated by the Administrator in accordance with Paragraph 5 of the Plan.
Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Participant means a Key Employee, director or consultant of the Company or of an Affiliate to whom one or more Options, Stock Purchase Rights or Restricted Stock Units are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Time Warner Inc. 1999 Stock Plan.

Restricted Stock means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Paragraph 14 below.

Restricted Stock Purchase Agreement means a written agreement between the Company and a Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right, in such form as the Administrator shall approve.

Restricted Stock Unit means the right to receive Shares pursuant to Paragraph 15 of the Plan, as evidenced by a Restricted Stock Units Agreement.

Restricted Stock Units Agreement means a written agreement between the Company and a Participant evidencing the terms and restrictions applying to the grant of a Restricted Stock Unit, in such form as the Administrator shall approve.

Shares means shares of the Common Stock as to which Options or Stock Purchase Rights or Restricted Stock Units have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options or Stock Purchase Rights or payment with respect to Restricted Stock Units granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
Stock Purchase Right means the right to purchase Common Stock pursuant to Paragraph 14 of the Plan, as evidenced by a Restricted Stock Purchase Agreement.

Survivors means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to an Option. Stock Purchase Right or Restricted Stock Unit by will or by the laws of descent and distribution.

Transactional Change in Control shall mean any of the following transactions to which the Company is a party:
(1)	a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) of the Company, unless securities representing 60% or more of either the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(2)	the sale, transfer or other disposition of all or substantially all of the assets of the Company.
To Vest means that you have obtained a contingent right to exercise, purchase or receive Shares pursuant to a defined number of your awards hereunder, as defined by and subject to the terms and conditions set forth in the pertinent Agreement and this Plan. Unless and until your award Vests pursuant to the terms of the pertinent Agreement and this Plan, as well as the vesting schedule included in your notice of grant, you have not obtained any such right to exercise, purchase or receive Shares pursuant to any of your unvested awards (except as may be provided in Paragraphs 12 and 13 of this Plan and in the pertinent Agreement).
3.   SHARES SUBJECT TO THE PLAN.
     The number of Shares which may be issued from time to time pursuant to this Plan shall be 44,843,049 or the equivalent of such number of Shares after the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 18 of the Plan. No more than 5% of such number of Shares may be issued in connection with grants of Stock Purchase Rights or Restricted Stock Units.
     If an Option ceases to be “outstanding”, in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any

Option shall be treated as “outstanding” until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement. Shares that have actually been issued under the Plan upon exercise of an Option or a Stock Purchase Right or delivery of Shares pursuant to a Restricted Stock Unit shall not be returned to the Plan and shall not become available for the granting of other Options, Stock Purchase Rights or Restricted Stock Units under the Plan.
4.   ADMINISTRATION OF THE PLAN.
     Subject to the provisions of the Plan, the Administrator is authorized to:
a.	Interpret the provisions of the Plan or of any Option, Option Agreement, Stock Purchase Right, Restricted Stock Purchase Agreement, Restricted Stock Unit or Restricted Stock Units Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options, Stock Purchase Rights or Restricted Stock Units;

c.	Determine the number of Shares for which an Option, Options, Stock Purchase Rights or Restricted Stock Units shall be granted, provided, however, that in no event shall Options, Stock Purchase Rights or Restricted Stock Units to purchase more than 1,793,721 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which an Option, Options, Stock Purchase Rights or Restricted Stock Units may be granted; and

e.	Award Options, Stock Purchase Rights or Restricted Stock Units to Participants who are foreign nationals or employed or located outside the United States, or both, on such terms and conditions, including imposing conditions on the exercise or Vesting of Options, Stock Purchase Rights or Restricted Stock Units, different from those applicable to Options, Stock Purchase Rights or Restricted Stock Units granted to Participants employed or located in the United States as may, in the judgment of the Administrator, be necessary or desirable in order to recognize differences in local law, tax policy or customs;
provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option, Stock Purchase Right or Restricted Stock Units granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options, Stock Purchase Rights or Restricted Stock Units under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option Agreements, Restricted Stock Purchase Agreements or Restricted Stock Units Agreements as to (a) the persons to receive Options, Stock Purchase Rights or Restricted Stock Units under the Plan, (b) the terms and provisions of Options, Stock Purchase Rights or Restricted Stock Units under the Plan, and (c) whether a termination of service with the Company and any Affiliate has occurred.
     No member of the Board of Directors or the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option.
5.   ELIGIBILITY FOR PARTICIPATION.
     The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option, Stock Purchase Right or Restricted Stock Unit is granted. Members of the Company’s Board of Directors who are not employees of the Company or of an Affiliate may receive Options, Stock Purchase Rights or Restricted Stock Units pursuant to Paragraph 6, Subparagraph A (f), but only pursuant thereto. Notwithstanding any of the foregoing provisions, the Administrator may authorize the grant of an Option, Stock Purchase Right, or Restricted Stock Unit to a person not then a Key Employee, director or consultant of the Company or of an Affiliate. The actual grant of such Option, Stock Purchase Right or Restricted Stock Unit, however, shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Units Agreement evidencing such Option, Stock Purchase Right or Restricted Stock Unit, as applicable. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. Stock Purchase Rights and Restricted Stock Units shall be granted only in connection with the hiring or retention of a Key Employee. The granting of any Option, Stock Purchase Right or Restricted Stock Unit to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options, Stock Purchase Rights or Restricted Stock Unit.
6.   TERMS AND CONDITIONS OF OPTIONS.
     Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:
A.	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:
a.	Option Price: The option price (per share) of the Shares covered by each Option shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value (per share) of the Shares on the date of grant of the Option.

b.	Each Option Agreement shall state the number of Shares to which it pertains;

c.	Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights Vest or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

d.	Exercise of any Option may be conditioned upon the Participant’s execution of a stock purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:
i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.
e.	Limitation on Grant of Non-Qualified Options: No Non-Qualified Option shall be granted after the date provided in Paragraph 24 of this Plan.

f.	Directors’ Options: Each director of the Company who is not an employee of the Company or any Affiliate, upon first being elected or appointed to the Board of Directors, shall be granted a Non-Qualified Option to purchase 3,588 Shares; provided, however, that the Administrator shall be entitled to grant an Option for such higher number of Shares as may be appropriate (as determined by the Board of Directors) for recruitment purposes. Each director of the Company who is not an employee of the Company or any Affiliate on January 18, 2001, shall be granted on such date a Non-Qualified Option to purchase 23,319 Shares as an initial grant for joining the Board of Directors. For the annual meeting of stockholders in 2002, on the date following the annual meeting of stockholders of the Company, giving effect to the election of any director or directors at such annual meeting of stockholders, each director who is not an employee of the Company or any Affiliate and who has served at least six months as a director shall be granted a Non-Qualified Option to purchase 17,938 Shares. Beginning with the annual meeting of stockholders in 2003, on the date following the annual meeting of stockholders of the Company each year, giving effect to the election of any director or directors at such annual meeting of stockholders, each director who is not an employee of the Company or any Affiliate and who has served at least six months as a director shall be granted a Non-Qualified Option to purchase 3,588 Shares. Each Option granted pursuant to this Paragraph 6(A)(f) shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten (10) years, and (iii) Vest in installments of 25% annually over a four-year period and on the date of a meeting of stockholders at which directors are elected if the director does not stand for re-election or is not re-elected at such meeting, unless a different vesting schedule is established by the Administrator in the applicable Option Agreement. The Board of Directors may amend this Paragraph 6(A)(f) to increase, reduce, eliminate, or institute option grants for Board, Committee or other individual or collective service under this Plan.
B.	ISOs: Each Option intended to be an ISO shall so state and shall be issued only to a Key Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:
a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (f) thereunder.

b.	Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:
i.	Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

ii.	More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.
c.	Term of Option: For Participants who own
i.	Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

ii.	More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.
d.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

e.	Limitation on Grant of ISOs: No ISOs shall be granted after the date provided in Paragraph 24 of this Plan.

f.	To the extent that an Option which is intended to be an ISO fails to so qualify, it shall be treated as a Non-Qualified Option.
7.   EXERCISE OF OPTIONS AND ISSUANCE OF SHARES.
     An Option (or any part or installment thereof) shall be exercised in accordance with procedures established by the Company by giving written notice to the Company at its principal executive office address, or such other address as the Company shall determine, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, through such other method of payment approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.
     The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.
     The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 21) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(B)(d).
     The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) if any amendment is materially adverse to the Participant, any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.
8.   RIGHTS AS A STOCKHOLDER.
     No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise (and satisfaction of such other conditions for the transfer of Shares as may be required pursuant to the Option) and registration of the Shares in the Company’s share register in the name of the Participant. No Participant to whom a Stock Purchase Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Purchase Right, except after tender of the full purchase price for the Shares being purchased (and satisfaction of such other conditions for the transfer of Shares as may be required pursuant to the Stock Purchase Right) and registration of the Shares in the Company’s share register in the name of the purchaser. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Paragraph 18 of this Plan. No Participant to whom a Restricted Stock Unit has been granted shall have rights as a stockholder with respect to any Shares covered by such Restricted Stock Unit until the registration of the Shares in the Company’s share register in the name of the Participant has occurred.

9.	ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS AND RESTRICTED STOCK UNITS.
     By its terms, an Option, Stock Purchase Right or Restricted Stock Unit granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Units Agreement. The designation of a beneficiary of an Option by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, an Option or Stock Purchase Right shall be exercisable, and a Restricted Stock Unit may be held, during the Participant’s lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option, Stock Purchase Right or Restricted Stock Unit or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, Stock Purchase Right or Restricted Stock Unit, shall be null and void.

10.	EFFECT OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.
     Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:
a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement. An Option that is not exercisable on the date of termination of service is canceled on such date and may not be exercised. An Option that is exercisable on the date of termination of service, but not exercised within the term as the Administrator has designated in the pertinent Option Agreement is canceled and may not be exercised thereafter.
b.	Except as provided in Paragraph 12, in no event may an Option Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant’s termination of employment.

c.	The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant’s Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one (1) year after the date of the Participant’s termination of employment, but in no event after the date of expiration of the term of the Option.

d.	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause” (as defined in Paragraph 11 below), then such Participant shall forthwith cease to have any right to exercise any Option, whether or not such Option was previously exercisable.

e.	A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 2 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except to the extent that the Administrator so determines as Company policy or to the extent that the Option Agreement may otherwise expressly provide.

f.	Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be a Key Employee, director or consultant of the Company or any Affiliate.
11.   EFFECT OF TERMINATION OF SERVICE “FOR CAUSE”.
     Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for “cause” prior to the time that all his or her outstanding Options have been exercised:
a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for “cause” will immediately be forfeited.

b.	For purposes of this Plan, except as otherwise provided in the pertinent Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Units Agreement, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the right to exercise any Option is forfeited.
d.	Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.
12. EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.
     Except as otherwise provided in the pertinent Option Agreement, a Participant who terminates his or her employment, directorship or consultancy with the Company or an Affiliate by reason of Disability may exercise any Option granted to such Participant:
a.	To the extent exercisable but not exercised on the date of such cessation; and

b.	In the event rights to exercise the Option Vest periodically, to the extent of a pro rata portion of any additional rights as would have Vested had the Participant not terminated his or her employment, directorship or consultancy by reason of such Disability, prior to the end of the Vesting period which next ends following the date of such termination. The proration shall be based upon the number of days of such Vesting period prior to the date of such termination.
     Except as otherwise provided in the pertinent Option Agreement, a Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.
     The Company shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Company, the cost of which examination shall be paid for by the Company.

13.   EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.
     Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:
a.	To the extent exercisable but not exercised on the date of death; and

b.	In the event rights to exercise the Option Vest periodically, to the extent of a pro rata portion of any additional rights which would have Vested had the Participant not died prior to the end of the Vesting period which next ends following the date of death. The proration shall be based upon the number of days of such Vesting period prior to the Participant’s death.
     Except as otherwise provided in the pertinent Option Agreement, if the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.
14.   STOCK PURCHASE RIGHTS.
a.	Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of an Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid (which shall not be less than the par value of the Shares), and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

b.	Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

c.	Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.
15.   RESTRICTED STOCK UNITS.
a.	Grant. Restricted Stock Units may be granted either alone, in addition to, or in tandem with other awards granted under the Plan. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing, by means of an Agreement, of the terms, conditions and restrictions related to the award, including the number of Shares subject to the Restricted Stock Unit.

b.	Forfeiture Provisions. Unless the Administrator determines otherwise, the Restricted Stock Units Agreement shall provide that the Restricted Stock Unit shall be forfeited upon the voluntary or involuntary termination of the Participant’s employment with the Company for any reason (including death or Disability).

c.	Other Provisions. The Restricted Stock Units Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Units Agreements need not be the same with respect to each Participant.
16.   PURCHASE FOR INVESTMENT.
     Unless the offering and sale of the Shares to be issued upon the particular exercise of or delivery pursuant to an Option, Stock Purchase Right or Restricted Stock Unit shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:
a.	The person(s) who exercise(s) or is to receive Shares pursuant to such Option, Stock Purchase Right or Restricted Stock Unit shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise of such grant:
“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”
b.	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.
     The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws.)
17.   DISSOLUTION OR LIQUIDATION OF THE COMPANY.
     Upon the dissolution or liquidation of the Company, all Options, Stock Purchase Rights and Restricted Stock Units granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, (i) the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation (A) to exercise any Option or Stock Purchase Right to the extent that the Option or Stock Purchase Right is exercisable as of the date immediately prior to such dissolution or liquidation and (B) to receive Shares pursuant to any Vested and outstanding Restricted Stock Unit; and (ii) if a Change in Control shall have occurred within the twelve months immediately prior to the date of such dissolution or liquidation, such Participant or such Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option, Stock Purchase Right or receive Shares pursuant to any Restricted Stock Unit then outstanding whether or not such Option, Stock Purchase Right or Restricted Stock Unit is Vested and/or exercisable as of such date.
18.   ADJUSTMENTS.
     Upon the occurrence of any of the following events, the adjustments as hereinafter provided shall be made, unless otherwise specifically provided in a pertinent Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Units Agreement:
A.	Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of Shares deliverable upon the exercise of an Option or Stock Purchase Right or pursuant to a Restricted Stock Unit may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such subdivision, combination or stock dividend. The number of Shares subject to options to be granted (i) pursuant to Paragraph 3 or to directors pursuant to Paragraph 6(A)(f) shall also be proportionately adjusted upon the occurrence of such events, except as the Administrator shall otherwise determine in its sole discretion or (ii) pursuant to Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.
B.	Corporate Changes in Control. In the event of a Corporate Change in Control,
i.	Each Option, Stock Purchase Right or Restricted Stock Unit outstanding as of the date such Corporate Change in Control is determined to have occurred, and which is not then exercisable or Vested by reason of Vesting requirements, shall automatically accelerate the Vesting so that the Option, Stock Purchase Right or Restricted Stock Unit shall become fully Vested and, where applicable, shall become fully exercisable and, in the case of Restricted Stock Units, Shares shall be transferred to the Participant, on the first to occur of (x) the date the Option, Stock Purchase Right or Restricted Stock Unit becomes Vested and, if applicable, exercisable under its original terms (with respect only to such Options, Stock Purchase Rights or Restricted Stock Units as otherwise would Vest during such one-year period under their terms), (y) the first anniversary of the date such Corporate Change in Control is determined to have occurred, and (z) the occurrence of an Involuntary Employment Action; and

ii.	The Options or Stock Purchase Rights so accelerated shall remain so exercisable until the earlier of the original expiration date of the Option or Stock Purchase Right and the earlier termination of the Option or Stock Purchase Right in accordance with the Plan and the applicable Agreement.
C.	Transactional Changes in Control. In the event of a Transactional Change in Control,
i.	Each Option, Stock Purchase Right or Restricted Stock Unit outstanding as of the date such Transactional Change in Control is determined to have occurred shall be: (a) assumed by the successor corporation (or its parent) or replaced with a comparable option, stock purchase right or restricted stock unit with respect to shares of the capital stock of the successor corporation (or its parent) on an equitable basis, (b) terminated upon written notice to the Participants stating that (i), in the case of Options and Stock Purchase Rights, all such Options or Stock Purchase Rights (for purposes of this Subparagraph all Options or Stock Purchase Rights then outstanding shall be deemed to be exercisable) must be exercised within a specified number of days (which shall not be less than 15 days) from the date such notice is given, at the end of which period the Options or Stock Purchase Rights shall terminate and (ii) in the case of Restricted Stock Units, that Shares shall be delivered to the Participant pursuant to such awards within 15 days after the date such notice is given, or (c) terminated in exchange for a cash payment equal to (i), in the case of Options and Stock Purchase Rights, the excess of the Fair Market Value of the shares subject to such Options or Stock Purchase Rights (for purposes of this Subparagraph all Options then outstanding shall be deemed to be exercisable) over the exercise price thereof and (ii) in the case of Restricted Stock Units, the Fair Market Value of the Shares subject to such Restricted Stock Units. The determination of which of the treatments set forth in clauses (a), (b) and (c) above to provide and of comparability under clause (a) above shall be made by the Administrator and its determinations shall be final, binding and conclusive.

ii.	The Vesting of each Option, Stock Purchase Right or Restricted Stock Unit that is assumed or replaced in connection with a Transactional Change in Control shall automatically accelerate so that the Option, Stock Purchase Right or Restricted Stock Unit shall become fully Vested and, where applicable, shall become fully exercisable, and, in the case of Restricted Stock Units, Shares shall be transferred to the Participant, on the first to occur of (x) the date the Option, Stock Purchase Right or Restricted Stock Unit becomes Vested and, if applicable, exercisable under its original terms (with respect only to such Options, Stock Purchase Rights or Restricted Stock Units as otherwise would Vest during such one-year period under their terms), (y) the first anniversary of the date such Transactional Change in Control is determined to have occurred, and (z) the occurrence of an Involuntary Employment Action. The Options or Stock Purchase Rights so accelerated shall remain so exercisable until the earlier of the original expiration date of the Option or Stock Purchase Right and the earlier termination of the Option or Stock Purchase Right in accordance with the Plan and the applicable Agreement.
D.	Corporate Transaction. In the event of a Corporate Transaction that does not constitute a Transactional Change in Control or in the event of a similar event, pursuant to which securities of the Company or of another corporation or entity are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or Stock Purchase Right or becoming Vested under a Restricted Stock Unit shall be entitled to receive (where applicable, for the purchase price paid upon such exercise) the securities which would have been received if such Option or Stock Purchase Right had been exercised, or such Restricted Stock Unit had become Vested, prior to such Corporate Transaction.

E.	Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B, C, or D with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a “modification” of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.
19.   ISSUANCES OF SECURITIES.
     Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options, Stock Purchase Rights or Restricted Stock Units. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

20.   FRACTIONAL SHARES.
     No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.
21.   CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.
     The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.
22.   WITHHOLDING.
     In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph 23) or the Vesting of Shares issued pursuant to Stock Purchase Rights or the delivery of Shares pursuant to Restricted Stock Units, the Company may deduct from any amounts due to the Participant, such as compensation or reimbursements, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law), provided, however, that with respect to persons subject to Section 16 of the 1934 Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 2 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

23.   NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
     Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or (b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
24.   TERMINATION OF THE PLAN.
     Unless sooner terminated by the Board of Directors, the Plan shall terminate on October 28, 2009, and no Options, Stock Purchase Rights or Restricted Stock Units shall thereafter be granted under the Plan. All Options, Stock Purchase Rights or Restricted Stock Units granted under the Plan prior to that date shall remain in effect until such Options, Stock Purchase Rights or Restricted Stock Units shall have been exercised, paid out or terminated in accordance with the terms and provisions of the Plan and the applicable Agreements. The Board of Directors may terminate the Plan at any time; provided, however, that any such termination will not materially impair any rights under any Option, Stock Purchase Right or Restricted Stock Unit theretofore made under the Plan without the consent of the Participant.
25.   AMENDMENT OF THE PLAN AND AGREEMENTS.
     The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Board of Directors or the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, for as long as the Company has a class of stock registered pursuant to Section 12 of the 1934 Act and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, materially adversely affect his or her rights under an Option, Stock Purchase Right or Restricted Stock Unit previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements, Restricted Stock Purchase Agreements or Restricted Stock Units Agreements in a manner which may be materially adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements, Restricted Stock Purchase Agreements or Restricted Stock Units Agreements may be amended by the Administrator in a manner which is not materially adverse to the Participant.

26.   EMPLOYMENT OR OTHER RELATIONSHIP.
     Nothing in this Plan or any Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Units Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.
     All Options, Stock Purchase Rights and Restricted Stock Units shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.
27.   GOVERNING LAW.
     With respect to Options and Stock Purchase Rights granted prior to January 18, 2001, this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, the Company’s state of incorporation and, except as otherwise provided in the pertinent Option Agreement or Restricted Stock Purchase Agreement, the United States District Court for the Eastern District of Virginia shall have exclusive jurisdiction over any and all disputes between a Participant and the Company related to or arising out of Options or Restricted Stock Purchase Rights granted under this Plan. With respect to Options, Stock Purchase Rights and Restricted Stock Units granted on or after January 18, 2001, this Plan shall be governed by and construed in accordance with the laws of the State of New York and, except as otherwise provided in the pertinent Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Units Agreement, any and all disputes between a Participant and the Company related to or arising out of Options, Stock Purchase Rights or Restricted Stock Units granted under this Plan shall be brought only in a state or federal court of competent jurisdiction sitting in Manhattan, New York.
28.   Section 409A
     Notwithstanding other provisions of the Plan or any award agreements thereunder, no award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant award agreement, as the case may be, without causing the Participant holding such award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. The Company shall use commercially reasonable efforts to implement the provisions of this Section 28 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 28.